EX-99.h.6.a

FORM OF

AMENDED AND RESTATED EXHIBIT A

DATED December 1, 2020

to the Amended and Restated Expense Limitation Agreement effective as of June 11, 2008, as most recently amended effective February 28, 2017 between

ABERDEEN FUNDS and

ABERDEEN STANDARD INVESTMENTS INC.

(formerly, Aberdeen Asset Management Inc.)

Name of Fund/Class	Expense Limitation*
Aberdeen China A Share Equity Fund (formerly, Aberdeen China Opportunities Fund)	0.99%
Aberdeen Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen International Equity Fund)	1.10%
Aberdeen U.S. Sustainable Leaders Smaller Companies Fund (formerly, Aberdeen Focused U.S. Equity Fund)	0.90%
Aberdeen Global Equity Fund	1.19%
Aberdeen U.S. Small Cap Equity Fund	0.99%
Aberdeen Intermediate Municipal Income Fund (formerly, Aberdeen Tax-Free Income Fund)	0.55%
Aberdeen Dynamic Allocation Fund	0.25%
Aberdeen Diversified Income Fund	0.25%
Aberdeen Diversified Alternatives Fund	0.25%
Aberdeen Global Absolute Return Strategies Fund (formerly, Aberdeen Global Unconstrained Fixed Income Fund)	0.65%
Aberdeen International Small Cap Fund	0.99%
Aberdeen Emerging Markets Fund	1.10%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	1.25%
Aberdeen U.S. Sustainable Leaders Fund (formerly, Aberdeen U.S. Multi-Cap Equity Fund	0.90%
Aberdeen Emerging Markets Debt Fund	0.65%
Aberdeen U.S. Mid Cap Equity Fund	1.00%

* Effective February 28, 2020. Unless otherwise noted, this contract may not be terminated before February 28, 2021 (or February 28, 2022 with respect to the Aberdeen Emerging Markets Sustainable Leaders Fund, Aberdeen U.S. Sustainable Leaders Smaller Companies Fund and Aberdeen U.S. Sustainable Leaders Fund) with respect to any one or more Funds without the approval of the Independent Trustees.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Exhibit A to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2020.

ABERDEEN FUNDS

By:
Name: Lucia Sitar Title: Vice President

ABERDEEN STANDARD INVESTMENTS INC. (FORMERLY, ABERDEEN ASSET MANAGEMENT INC.)

By:
Name: Lucia Sitar Title: Vice President